Exhibit 24.1

Limited Power of Attorney
(Form S-8)

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of TAPESTRY, INC., a Maryland corporation (“the Company”), does hereby constitute and appoint Jide Zeitlin and Joanne Crevoiserat and either of them, with the full power of substitution and resubstitution, the true and lawful attorney-in-fact and agent of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as a director of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments and supplements thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorney-in-fact and agent deem advisable in order to qualify or register the Securities under the securities laws of any of the several States or other jurisdictions; and the undersigned does hereby ratify all that said attorney-in-fact and agent shall do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Darrell Cavens
Darrell Cavens

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 5th day of November, 2019.

/s/ David Denton
David Denton

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Anne Gates
Anne Gates

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Andrea Guerra
Andrea Guerra

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Susan Kropf
Susan Kropf

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Annabelle Yu Long
Annabelle Yu Long

IN WITNESS WHEREOF, I, the undersigned, have executed this Limited Power of Attorney as of this 7th day of November, 2019.

/s/ Ivan Menezes
Ivan Menezes